Exhibit 99.2

Earnings Release and Supplemental Information Quarter Ended December 31, 2012

Table of Contents Overview Earnings Release Company Profile Summary of Financial Data Financial Statements Consolidated Balance Sheets Consolidated Statements of Operations Reconciliations of Net Income to FFO, AFFO and EBITDA Operating Portfolio Operating Properties Leasing Statistics Geographic Diversification and 10 Largest Customers Development Summary and Capital Expenditures Capital Structure Market Capitalization and Debt Summary Interest Summary and Debt Covenants 2013 Guidance Appendix 3 8 10 11 12 13 14 15 17 19 20 21 22 2 18

CORESITE REPORTS FOURTH QUARTER FFO OF $0.42 PER SHARE, UP 23.5% YEAR-OVER-YEAR

CORESITE

DENVER, CO – February 22, 2013

CoreSite Realty Corporation (NYSE: COR), provider of powerful, network-dense data center campuses and the CoreSite Mesh, which enable interconnected communities of service providers and enterprises, today announced financial results for the fourth quarter ended December 31, 2012.

Quarterly and Subsequent Highlights

- Reported fourth-quarter funds from operations ("FFO") of $0.42 per diluted share and unit, representing a 5.0% increase over the prior quarter and a 23.5% increase over the prior-year quarter
- Reported fourth-quarter revenue of $55.3 million, representing a 2.8% increase over the prior quarter and a 20.0% increase over the prior-year quarter
- Executed new and expansion data center leases representing $11.6 million of annualized GAAP rent
- Achieved 11.7% rent growth on signed renewals on a cash basis and 15.6% on a GAAP basis
- Received net proceeds of $110.6 million from the company's first preferred stock offering
- In January 2013, amended its credit facility by converting it to unsecured, expanding availability to $355.0 million from $225.0 million, extending its maturity and lowering the interest rate spread
- In February 2013, acquired a 283,000 square-foot building on 10 acres of land in Secaucus, New Jersey, for development of a new data center campus (NY2)
- Increased quarterly dividend by 50% to $0.27 per share

Tom Ray, CoreSite's Chief Executive Officer, commented, "During the fourth quarter we made measurable progress across key objectives. We executed strong sales across our customer verticals and platform, signing new and expansion agreements for turn-key data center ("TKD") capacity reflecting $8.4 million in annualized GAAP rent plus a pre lease to construct a powered-shell building on our Santa Clara campus. While we typically do not enter into large powered-shell leases, we were pleased to leverage off of an existing land holding to serve a strategic customer and further strengthen our Santa Clara campus as a key North American network and cloud hub."

"We were also pleased to execute upon our first preferred stock offering and recast our line of credit, creating the liquidity to fund our near-term growth objectives," Mr. Ray continued. "Related, to date in 2013, we acquired a land site to support the development of our NY2 data center in the New York region. We continue to be encouraged by CoreSite's growth opportunities and our vertical sales and marketing model is gaining momentum. Further, we believe that our platform is increasingly well-positioned to serve performance-sensitive applications and enable our customers to scale their businesses and increase profitability."

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

3

Financial Results CoreSite reported FFO of $19.7 million attributable to dilutive shares and units for the three months ended December 31, 2012, an increase of 5.7% on a sequential quarter basis and a 25.0% increase over the same quarter of the prior year. On a per diluted share and unit basis, FFO was $0.42 for the three months ended December 31, 2012, as compared to $0.34 per diluted share and unit for the three months ended December 31, 2011. Total operating revenue for the three months ended December 31, 2012 was $55.3 million, a 2.8% increase on a sequential-quarter basis and a 20.0% increase over the same quarter of the prior year. The company reported net income for the three months ended December 31, 2012 of $4.6 million, and net income attributable to common shares of $1.9 million, or $0.09 per diluted share. Sales Activity Fourth-quarter lease commencements totaled 21,372 NRSF and $2.9 million of annualized GAAP rent at a weighted average GAAP rental rate of $137 per NRSF. The fourth quarter rental churn rate was 2.1%. Rental churn is calculated based on the annualized rental revenue of leases terminated in the period compared with total annualized rental revenue at the beginning of the period. We signed renewals with a weighted average GAAP rate of $140 per NRSF, reflecting rent growth increases of 11.7% on a cash basis and 15.6% on a GAAP basis. The $140 per foot renewal rental rate includes the renewal of a lower powered, 9,127 NRSF private suite. Excluding that suite, our renewal rental rate was $158 per square foot. Sales activity in the fourth quarter of 2012 reflects the company’s realignment to a vertical selling model and targeted business strategy. New and expansion data center leases executed in the quarter represent $11.6 million of annualized GAAP rent and 156,704 NRSF. These results include a 101,250 NRSF build-to-suit powered shell lease for a valued and strategic customer at the company’s Santa Clara Campus. TKD bookings totaled $8.4 million, comprised of 55,454 NRSF with a weighted average GAAP rate of $151 per NRSF. Included in our TKD sales is a strategic network-anchor agreement in our Chicago facility reflecting discounted rent on an application that we believe will drive material growth in cross connections over time. Excluding this agreement, our weighted average GAAP rent on TKD sales was $162 per NRSF. Development and Acquisition Activity The company’s recent development and acquisition activities further strengthened the company’s platform. On February 7, 2013, CoreSite acquired a 283,000 square-foot building (“NY2”) on 10 acres of land in Secaucus, New Jersey, and will offer up to 18 critical megawatts of capacity and the flexibility to grow with market demand. CoreSite expects to invest $65.0 million to acquire the facility, develop the powered shell, and complete the initial phase of development consisting of 65,000 square feet of leasable space. The Company anticipates offering turn-key data center space in this facility by the end of the fourth quarter of 2013. This is in addition to the company’s expansion in Northern Virginia and the Santa Clara campus as previously announced. Quarter and Year Ended December 31, 2012 Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 4

CoreSite had 94,650 NRSF of data center space at four key locations under construction as of December 31, 2012. As of the end of the fourth quarter, the Company had incurred $37.0 million of the estimated $50.7 million required to complete the projects. Balance Sheet and Liquidity As of December 31, 2012, CoreSite had $59.8 million of total long-term debt equal to 4.1% of total enterprise value and equal to 0.6x annualized adjusted EBITDA for the quarter ended December 31, 2012. During the fourth quarter of 2012, CoreSite completed a public offering of 4,600,000 shares of 7.25% Series A Cumulative Redeemable Preferred Stock at a price of $25.00 per share for net proceeds of approximately $110.6 million, after deducting underwriting discounts and commissions and expenses. At December 31, 2012, CoreSite had $174.8 million of total long-term debt and preferred stock equal to 11.9% of total enterprise value and equal to 1.8x annualized adjusted EBITDA for the quarter ended December 31, 2012. At quarter end, CoreSite had $8.1 million of cash available on its balance sheet. On January 3, 2013 CoreSite amended and restated its revolving credit facility, which was scheduled to mature on December 15, 2014. The new credit facility is unsecured compared to the prior facility, which was secured by five assets, and the borrowing capacity was increased from $225.0 million to $355.0 million. The facility has a five-year term through January 2018, including a one-year extension option. On January 3, 2013, the company had $346.5 million of available capacity under its revolving credit facility. Dividend On November 26, 2012, CoreSite announced a dividend of $0.27 per share of common stock and common stock equivalents for the fourth quarter of 2012. This dividend represented a $0.09 per share, or 50%, increase from the previous quarterly dividend rate of $0.18 per share. The dividend was paid on January 15, 2013 to shareholders of record on December 31, 2012. 2013 Guidance The annual guidance provided below and on page 21 of our supplemental represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which CoreSite operates. Further, the guidance does not include the impact of any future financing, investment or disposition activities. The company is introducing its 2013 guidance of FFO per diluted share and unit in the range of $1.72 to $1.82. In addition, the company’s estimate of the net income attributable to common shares is $0.37 to $0.47 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 5 Quarter and Year Ended December 31, 2012

Quarter and Year Ended December 31, 2012

Conference Call Details

The company will host a conference call on February 22 at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until March 1, 2013 and can be accessed shortly after the call by dialing +1-877-870-5176 (domestic) or +1-858-384-5517 (international). The passcode for the replay is 407943.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting www.coresite.com and clicking on the "Investors" tab. An on-line replay will be available for a limited time immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is the data center provider chosen by more than 750 of the world's leading carriers and mobile operators, content and cloud providers, media and entertainment companies, and global enterprises to run their performance-sensitive applications and to connect and do business. CoreSite propels customer growth and long-term competitive advantage through the CoreSite Mesh by connecting the Internet, private networking, mobility, and cloud communities within and across its 14 high-performance data center campuses in nine markets in North America. With direct access to 275+ carriers and ISPs, over 180 leading cloud and IT service providers, inter-site connectivity, and the nation's first Open Cloud Exchange that provides access to thousands of lit buildings and multiple key cloud on-ramps, CoreSite provides easy, efficient and valuable gateways to global business opportunities. For more information, visit www.CoreSite.com.

CoreSite Investor Relations Contact

+1 303.222.7276
InvestorRelations@CoreSite.com

CoreSite Media Contact

Jeannie Zaemes | CoreSite Marketing Senior Director
+1 720.446.2006 | +1 866.777.CORE
Jeannie.Zaemes@CoreSite.com

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix
6

Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 7 Quarter and Year Ended December 31, 2012

The Company serves over 750 customers across more than two million square feet, including space held for development, and provides access to over 275 network service providers. As of December 31, 2012, the Company updated its nomenclature used to reference its property portfolio. Included below is a reconciliation between the new supplemental nomenclature to the nomenclature found in previous supplementals. Company Profile Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 8

NYSE-traded with a strong balance sheet NYSE: COR (2010); REIT status Predecessor entities founded in 2000 Equity market cap: $1.3 billion at December 31, 2012 Growth capacity: 4.1% debt to enterprise value at December 31, 2012 Company Profile Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 9 Scalable, broad platform in Tier-1 markets 14 operating data centers, 3 data centers under construction 9 top North American markets located in network, financial, cloud and commerce hubs 2+ million gross square feet Ability to nearly double data center footprint on land and buildings currently owned 300+ employees Dense network connectivity and ecosystems Over 275 network service providers Over 750 customers and 15,000 cross-connects Key ecosystems of customers and partners consisting of 34% networks & mobility, 23% enterprise, 23% cloud & IT service providers, 13% digital content & multimedia, and 7% systems integrators and managed services providers Partner-enabled value-added services supporting cloud computing Product, services & operational excellence Cabinet, standard or custom cage, computer rooms Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet Breakered and metered power Six 9s uptime since 2010

Summary of Financial Data

CORESITE

(in thousands, except share, per share and NRSF data)

	Three Months Ended or As of:				
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Summary of Results					
Operating revenues	$ 55,252	$ 53,762	$ 50,636	$ 47,284	$ 46,029
Net income	4,578	2,947	1,848	1,343	462
Net income attributable to common shares	1,862	1,320	826	600	179
Funds from operations (FFO) attributable to common shares and OP units	19,704	18,636	17,285	16,351	15,769
Adjusted funds from operations (AFFO)	16,169	17,155	16,599	12,714	14,034
Earnings before interest, taxes, depreciation and amortization (EBITDA)	22,272	21,642	19,761	17,695	16,815
Adjusted EBITDA	24,168	23,491	21,701	20,014	17,508
Per share - diluted:					
Net income attributable to common shares	$ 0.09	$ 0.06	$ 0.04	$ 0.03	$ 0.01
FFO per common share and OP unit	$ 0.42	$ 0.40	$ 0.37	$ 0.36	$ 0.34
Dividend Activity					
Dividends declared per common share and OP unit	$ 0.27	$ 0.18	$ 0.18	$ 0.18	$ 0.18
FFO payout ratio	64%	45%	48%	51%	53%
Operating Portfolio Statistics					
Operating data center properties	14	14	14	12	12
Operating data center NRSF	1,208,365	1,196,571	1,193,321	1,105,180	1,058,878
Data center NRSF leased	930,245	922,018	889,288	899,322	878,395
Data center % leased	77.0%	77.1%	74.5%	81.4%	83.0%
Office and light industrial NRSF	374,304	374,260	419,060	419,060	417,864
Office and light industrial NRSF leased	293,495	293,519	323,866	344,955	340,111
Office and light industrial % leased	78.4%	78.4%	77.3%	82.3%	81.4%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 1,462,710	$ 1,406,509	$1,346,769	$ 1,221,002	$ 943,547
Total debt outstanding	59,750	154,365	146,449	132,032	121,864
Total debt and preferred stock outstanding	174,750	154,365	146,449	132,032	121,864
Debt to:					
Enterprise value	4.1%	11.0%	10.9%	10.8%	12.9%
Adjusted EBITDA	0.6x	1.6x	1.7x	1.6x	1.7x
Undepreciated book value of total assets	6.3%	16.8%	16.3%	14.9%	14.0%
Debt & Preferred Stock to:					
Enterprise value	11.9%	11.0%	10.9%	10.8%	12.9%
Adjusted EBITDA	1.8x	1.6x	1.7x	1.6x	1.7x
Undepreciated book value of total assets	18.4%	16.8%	16.3%	14.9%	14.0%
Weighted Average Shares and Units					
Common shares - basic	20,607,119	20,554,893	20,532,930	20,455,875	19,988,150
Operating partnership units - basic	25,353,709	25,346,805	25,346,097	25,345,082	25,780,217
Total common shares and OP units - basic	45,960,828	45,901,698	45,879,027	45,800,957	45,768,367
Shares issued from assumed conversion of restricted shares/options	429,675	472,742	381,756	238,980	93,853
Total common shares and OP units - diluted	46,390,503	46,374,440	46,260,783	46,039,937	45,862,220

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

10

Consolidated Balance Sheets Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix (in thousands) 11 December 31, September 30, June 30,  March 31, December 31, 2012  2012  2012  2012  2011 Operating revenues $ 55,252 $ 53,762 $ 50,636 $ 47,284 $ 46,029 Net income  4,578  2,947  1,848  1,343  462 Net income attributable to common shares  1,862  1,320  826  600  179            Funds from operations (FFO) attributable to common shares and OP units  19,704  18,636  17,285  16,351  15,769 Adjusted funds from operations (AFFO)  16,169  17,155  16,599  12,714  14,034 Earnings before interest, taxes, depreciation and amortization (EBITDA)  22,272  21,642  19,761  17,695  16,815 Adjusted EBITDA  24,168  23,491  21,701  20,014  17,508 Per share - diluted:           Net income attributable to common shares $ 0.09  $0.06  $0.04  $0.03  $0.01 FFO per common share and OP unit $ 0.42  $0.40  $0.37  $0.36  $0.34            Dividend Activity           Dividends declared per common share and OP unit $ 0.27  $0.18  $0.18  $0.18  $0.18 FFO payout ratio  64%  45%  48%  51%  53%            Operating Portfolio Statistics           Operating data center properties  14  14  14  12  12 Operating data center NRSF  1,208,365  1,196,571 1,193,321  1,105,180  1,058,878 Data center NRSF leased  930,245  922,018  889,288  899,322  878,395 Data center % leased  77.0%  77.1%  74.5%  81.4%  83.0%            Office and light industrial NRSF  374,304  374,260  419,060  419,060  417,864 Office and light industrial NRSF leased  293,495  293,519  323,866  344,955  340,111 Office and light industrial % leased  78.4%  78.4%  77.3%  82.3%  81.4%            Market Capitalization, Debt & Preferred Stock           Total enterprise value $ 1,462,710 $ 1,406,509 $ 1,346,769 $ 1,221,002 $ 943,547 Total debt outstanding  59,750  154,365  146,449  132,032  121,864 Total debt and preferred stock outstanding  174,750  154,365  146,449  132,032  121,864 Debt to:           Enterprise value  4.1%  11.0%  10.9%  10.8%  12.9% Adjusted EBITDA  0.6x  1.6x  1.7x  1.6x  1.7x Undepreciated book value of total assets  6.3%  16.8%  16.3%  14.9%  14.0% Debt & Preferred Stock to:           Enterprise value  11.9%  11.0%  10.9%  10.8%  12.9% Adjusted EBITDA  1.8x  1.6x  1.7x  1.6x  1.7x Undepreciated book value of total assets  18.4%  16.8%  16.3%  14.9%  14.0%            Weighted Average Shares and Units           Common shares - basic  20,607,119  20,554,893 20,532,930  20,455,875  19,988,150 Operating partnership units - basic  25,353,709  25,346,805 25,346,097  25,345,082  25,780,217 Total common shares and OP units - basic  45,960,828  45,901,698 45,879,027  45,800,957  45,768,367 Shares issued from assumed conversion of restricted shares/options  429,675  472,742  381,756  238,980  93,853 Total common shares and OP units - diluted  46,390,503  46,374,440 46,260,783  46,039,937  45,862,220

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended:				
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Operating revenues:					
Rental revenue	$ 31,979	$ 31,461	$ 30,464	$ 29,493	$ 29,064
Power revenue	14,119	14,204	12,910	12,330	11,411
Interconnection revenue	6,155	5,955	5,244	3,533	3,273
Tenant reimbursement and other	2,999	2,142	2,018	1,928	2,281
Total operating revenues	55,252	53,762	50,636	47,284	46,029
Operating expenses:					
Property operating and maintenance	15,206	16,360	15,274	14,395	15,063
Real estate taxes and insurance	2,461	2,158	2,132	2,014	2,064
Depreciation and amortization	16,336	16,583	15,947	15,461	15,743
Sales and marketing	3,389	2,231	2,581	2,129	1,619
General and administrative	7,133	6,389	6,036	6,352	5,880
Rent	4,754	4,689	4,691	4,577	4,588
Transaction costs	37	293	161	122	-
Total operating expenses	49,316	48,703	46,822	45,050	44,957
Operating income	5,936	5,059	3,814	2,234	1,072
Interest income	1	5	5	2	2
Interest expense	(1,314)	(1,595)	(1,309)	(1,018)	(838)
Income before income taxes	4,623	3,469	2,510	1,218	236
Income tax (expense) benefit	(45)	(522)	(662)	125	226
Net income	4,578	2,947	1,848	1,343	462
Net income attributable to noncontrolling interests	2,276	1,627	1,022	743	283
Net income attributable to CoreSite Realty Corporation	2,302	1,320	826	600	179
Preferred dividends	(440)	-	-	-	-
Net income attributable to common shares	$ 1,862	$ 1,320	$ 826	$ 600	$ 179
Net income per share attributable to common shares:					
Basic	$ 0.09	$ 0.06	$ 0.04	$ 0.03	$ 0.01
Diluted	$ 0.09	$ 0.06	$ 0.04	$ 0.03	$ 0.01
Weighted average common shares outstanding:					
Basic	20,607,119	20,554,893	20,532,930	20,455,875	19,988,150
Diluted	21,036,794	21,027,635	20,914,686	20,694,855	20,082,003

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

12

Reconciliations of Net Income to FFO, AFFO and EBITDA

CoreSite

(in thousands, except share and per share data)

Reconciliation of Net Income available to FFO

	Three Months Ended:				
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Net income	$ 4,578	$ 2,947	$ 1,848	$ 1,343	$ 462
Real estate depreciation and amortization	15,566	15,689	15,437	15,008	15,307
FFO	$ 20,144	$ 18,636	$ 17,285	$ 16,351	$ 15,769
Preferred stock dividends	(440)	-	-	-	-
FFO available to common shareholders and OP unitholders	$ 19,704	$ 18,636	$ 17,285	$ 16,351	$ 15,769
Weighted average common shares and OP units outstanding - diluted	46,390,503	46,374,440	46,260,783	46,039,937	45,862,220
FFO per common share and OP unit - diluted	$ 0.42	$ 0.40	$ 0.37	$ 0.36	$ 0.34

Reconciliation of FFO to AFFO

	Three Months Ended:				
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
FFO available to common shareholders and unitholders	$ 19,704	$ 18,636	$ 17,285	$ 16,351	$ 15,769
Adjustments:					
Amortization of deferred financing costs	374	435	436	436	371
Non-cash compensation	1,568	1,556	1,779	747	693
Non-real estate depreciation	770	894	510	453	436
Straight-line rent adjustment	(720)	(734)	(825)	(1,318)	(1,055)
Amortization of above and below market leases	(264)	(444)	(401)	(396)	(511)
Recurring capital expenditures	(2,064)	(822)	(622)	(566)	(42)
Tenant improvements	(278)	(1,362)	(1,001)	(1,015)	(1,058)
Capitalized leasing commissions	(2,921)	(1,004)	(562)	(1,978)	(569)
AFFO available to common shareholders and OP unitholders	$ 16,169	$ 17,155	$ 16,599	$ 12,714	$ 14,034

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended:				
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Net income	$ 4,578	$ 2,947	$ 1,848	$ 1,343	$ 462
Adjustments:					
Interest expense, net of interest income	1,313	1,590	1,304	1,016	836
Income taxes	45	522	662	(125)	(226)
Depreciation and amortization	16,336	16,583	15,947	15,461	15,743
EBITDA	$ 22,272	$ 21,642	$ 19,761	$ 17,695	$ 16,815
Non-cash compensation	1,568	1,556	1,779	747	693
Transaction costs / litigation settlement expenses	328	293	161	1,572	-
Adjusted EBITDA	$ 24,168	$ 23,491	$ 21,701	$ 20,014	$ 17,508

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

13

Operating Properties

CORESITE

(in thousands, except NRSF data)

		Operating NRSF[1]							
		Data Center[2]		Office and Light-Industrial[3]		Total		Development[7]	
Market/Facilities	Annualized Rent ($000)[4]	Total	Percent Leased[5]	Total	Percent Leased[5]	Total[6]	Percent Leased[5]	Total	Total Portfolio
Los Angeles									
LA1*	$ 24,403	150,278	76.7 %	7,500	45.5 %	157,778	75.2 %	7,309	165,087
LA2	12,327	159,617	75.3	8,360	33.7	167,977	73.3	266,183	434,160
Los Angeles Total	**36,730**	**309,895**	**76.0**	**15,860**	**39.3**	**325,755**	**74.2**	**273,492**	**599,247**
San Francisco Bay									
SV1	11,277	84,045	88.4	206,255	80.2	290,300	82.6	-	290,300
SV2	5,968	76,676	66.4	-	-	76,676	66.4	-	76,676
Santa Clara Campus	15,735	119,067	68.4	71,196	91.7	190,263	77.1	305,987	496,250
San Francisco Bay Total	**32,980**	**279,788**	**79.5**	**277,451**	**83.2**	**557,239**	**78.5**	**305,987**	**863,226**
Northern Virginia									
VA1	20,888	201,719	72.4	61,050	76.4	262,769	73.3	-	262,769
VA2	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,028	22,137	74.8	-	-	22,137	74.8	-	22,137
Northern Virginia Total	**22,916**	**223,856**	**72.6**	**61,050**	**76.4**	**284,906**	**73.4**	**198,000**	**482,906**
Boston									
BO1	9,955	148,795	92.5	13,063	39.3	161,858	88.2	111,313	273,171
Chicago									
CH1	9,834	158,167	82.5	4,946	56.9	163,113	81.7	20,240	183,353
New York									
NY1*	5,088	48,404	69.1	-	-	48,404	69.1	-	48,404
NY2	-	-	-	-	-	-	-	283,000	283,000
New York Total	**5,088**	**48,404**	**69.1**	**-**	**-**	**48,404**	**69.1**	**283,000**	**331,404**
Miami									
MI1	1,724	30,176	56.3	1,934	100.0	32,110	58.9	13,154	45,264
Denver									
DE1*	766	4,144	93.4	-	-	4,144	93.4	-	4,144
DE2*	172	5,140	61.3	-	-	5,140	61.3	-	5,140
Denver Total	**938**	**9,284**	**75.7**	**-**	**-**	**9,284**	**75.7**	**-**	**9,284**
Total Facilities	**$ 120,165**	**1,208,365**	**77.0 %**	**374,304**	**78.4 %**	**1,582,669**	**77.3 %**	**1,205,186**	**2,787,855**

* Indicates properties in which we hold a leasehold interest.

(1) Represents the square feet at each building under lease as specified in existing customer lease agreements plus management's estimate of space available for lease to customers based on engineers' drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total operating NRSF and total development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2) Represents the NRSF at each operating facility that is currently leased or readily available for lease as data center space. Both leased and available data center NRSF includes a factor to account for a customer's proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(3) Represents the NRSF at each operating facility that is currently leased or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4) Represents the monthly contractual rent under existing customer leases as of December 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes operating expense reimbursement, power revenue and interconnection revenue.

(5) Includes customer leases that have commenced as of December 31, 2012. The percent leased is determined based on leased square feet as a proportion of total operating NRSF. The percent leased for data center space, office and light industrial space, and space in total would have been 81.3%, 78.8%, and 80.8%, respectively, if all leases signed in current and prior periods had commenced.

(6) Represents the NRSF at an operating facility currently leased or readily available for lease. This excludes existing vacant space held for development.

(7) Represents vacant space and entitled land in our portfolio that require significant capital investment in order to develop into data center facilities as of December 31, 2012, with the exception of NY2, which was acquired February 7, 2013. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development. Total development NRSF and total operating NRSF represent the total NRSF at a given facility.

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

14

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases[1]	Total Leased NRSF[2]	GAAP Annualized Rent per Leased NRSF	GAAP Annualized Rent (000's)	Rental Churn Rate[3]	Cash Rent Growth[4]	GAAP Rent Growth[4]
New/expansion leases commenced	**FY 2012**	**336**	**109,059**	**$ 179**	**$ 19,475**			
	FY 2011	328	142,734	153	21,881			
	Q4 2012	**100**	**21,372**	**$ 137**	**$ 2,924**			
	Q3 2012	92	39,991	146	5,851			
	Q2 2012	83	16,998	195	3,315			
	Q1 2012	61	30,698	241	7,385			
	Q4 2011	72	38,864	168	6,530			
New/expansion leases signed	**FY 2012**	**339**	**231,944**	**$ 109** (5)	**$ 25,301**			
	FY 2011	328	138,061	163	22,526			
	Q4 2012	**100**	**156,704**	**$ 74** (5)	**$ 11,583**			
	Q3 2012	77	11,387	177	2,012			
	Q2 2012	95	26,290	177	4,649			
	Q1 2012	67	37,563	188	7,057			
	Q4 2011	64	35,461	192	6,802			
Renewal leases commenced	**FY 2012**	**267**	**150,038**	**$ 128**	**$ 19,269**	**8.5%**	**6.0%**	**12.1%**
	FY 2011	264	108,239	148	15,976	7.9%	17.1%	27.5%
	Q4 2012	**50**	**52,225**	**$ 140**	**$ 7,323**	**2.1%**	**11.7%**	**15.6%**
	Q3 2012	69	18,332	164	3,012	1.1%	4.0%	9.1%
	Q2 2012	81	64,048	99	6,310	3.9%	1.0%	9.2%
	Q1 2012	67	15,433	170	2,624	1.4%	3.3%	12.5%
	Q4 2011	42	22,911	133	3,047	4.0%	-2.8%	4.8%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before December 31, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5) The GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 includes a 101,250 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 would have been $151 and the fiscal year 2012 would have been $169.

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix | 15

Leasing Statistics Lease Distribution Lease Expirations (total operating properties) Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 16 Total Annualized Number Operating Percentage Percentage Annualized Annualized Rent Per of NRSF of of Total Annualized of Rent Per Rent at Leased Leases Expiring Operating Rent Annualized Leased Expiration NRSF at Year of Lease Expiration Expiring(1) Leases NRSF ($000)(2) Rent NRSF(3) ($000)(4) Expiration(5) Available as of December 31, 2012(6) - 358,929 22.7% $ - - % $ - $ - $ - 2013 601 254,034 16.1 29,372 24.5 115.62 29,735 117.05 2014(7) 279 300,278 19.0 29,561 24.6 98.45 30,453 101.42 2015 201 103,625 6.5 16,943 14.1 163.50 19,597 189.11 2016 99 167,444 10.6 12,965 10.8 77.43 14,438 86.23 2017 95 126,045 8.0 14,739 12.3 116.93 20,202 160.28 2018 11 93,341 5.9 9,028 7.5 96.72 11,693 125.27 2019 3 80,708 5.1 1,615 1.3 20.01 1,788 22.15 2020 4 30,664 1.9 1,099 0.9 35.84 1,194 38.94 2021 9 18,155 1.1 1,980 1.6 109.06 2,876 158.41 2022 8 26,132 1.6 2,334 1.9 89.32 3,839 146.91 2023-Thereafter 5 23,314 1.5 529 0.5 22.69 661 28.35 Portfolio Total / Weighted Average 1,315 1,582,669 100.0% $ 120,165 100.0% $ 98.19 $ 136,476 $ 111.52 (1) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) Represents the monthly contractual rent under existing customer leases as of December 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. (3) Annualized rent as defined above, divided by the square footage of leases expiring in the given year. (4) Represents the final monthly contractual rent under existing customer leases as of December 31, 2012, multiplied by 12. This amount reflects total annualized base rent before  any one-time or non-recurring rent abatements and it excludes operating expense reimbursement, power revenue and interconnection revenue. (5) Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. (6) Excludes NRSF held for development or under construction. (7) Includes an office lease, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight. Total Percentage Percentage Number Percentage Operating of Total Annualized of of of All NRSF of Operating Rent Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF ($000)(4) Rent Available colocation(5) - - % 278,120 17.6% $ - - % Available office and light-industrial - - 80,809 5.1 - - Colocation NRSF Under Lease 1,000 or less 1,145 87.1 181,101 11.4 34,336 28.6 1,001 - 2,000 47 3.6 67,445 4.3 9,512 7.9 2,001 - 5,000 69 5.2 210,537 13.3 24,580 20.5 5,001 - 10,000 20 1.5 139,963 8.9 14,694 12.2 10,001 - 25,000 9 0.6 139,256 8.8 19,984 16.6 Greater than 25,000 2 0.2 61,614 3.9 6,614 5.5 Powered Shell 6 0.5  166,738 10.5  4,534 3.8 Office and light-industrial(6) 17 1.3  257,086 16.2  5,911 4.9 Portfolio Total 1,315 100.0  1,582,669 100.0% $ 120,165 100.0 (1) Represents all leases in our portfolio, including data center and office and light-industrial leases. (2) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (3) Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers' drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. (4) Represents the monthly contractual rent under existing customer leases as of December 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. (5) Excludes NRSF held for development or under construction. (6) Excludes office and light-industrial space of 36,409 NRSF that is a component of colocation leases. The 36,409 NRSF of office and light- industrial space is leased to data center tenants as incremental space to their data center lease space.

Geographic Diversification and 10 Largest Customers

CoreSite

Geographic Diversification


New York 4.2%
Miami 1.4%
Denver 0.8%
Chicago 8.2%
Boston 8.3%
Los Angeles 30.6%
Northern Virginia 19.1%
San Francisco Bay 27.4%

Metropolitan Market	Percentage of Total Annualized Rent
Los Angeles	30.6 %
San Francisco Bay	27.4
Northern Virginia	19.1
Boston	8.3
Chicago	8.2
New York	4.2
Miami	1.4
Denver	0.8
Total	100 %

10 Largest Customers

As of December 31, 2012, our portfolio was leased to over 750 companies, many of which are globally recognized firms. The following table sets forth information regarding the ten largest customers in our portfolio based on annualized rent as of December 31, 2012:

	Customer Industry	CoreSite Vertical	Number of Locations	Total Leased NRSF(1)	Percentage of Total Operating NRSF(2)	Annualized Rent ($000)(3)	Percentage of Annualized Rent(4)	Weighted Average Remaining Lease Term in Months(5)
1	Technology	Digital Content & Multimedia	2	50,625	3.2 %	$ 9,461	7.9 %	46
2	Technology	Systems Integrators & Managed Services Providers	3	52,902	3.3	6,362	5.3	56
3	Technology	Digital Content & Multimedia	7	38,992	2.5	4,526	3.8	11
4	Government*(6)	Enterprises	1	141,774	9.0	4,011	3.3	22
5	Technology	Cloud & IT Service Providers	1	26,842	1.7	3,494	2.9	64
6	Technology	Systems Integrators & Managed Services Providers	1	6,034	0.4	2,495	2.1	25
7	Government	Enterprises	2	16,266	1.0	2,271	1.9	21
8	Telecommunications	Network & Mobility	3	18,562	1.2	1,943	1.6	82
9	Technology	Cloud & IT Service Providers	3	9,719	0.6	1,883	1.6	8
10	Financial	Enterprises	2	11,670	0.7	1,856	1.5	26
	Total/Weighted Average			373,386	23.6 %	$ 38,302	31.9 %	39

* Denotes customer using space for general office purposes.

(1) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before December 31, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2) Represents the customer's total leased square feet divided by the total operating NRSF in the portfolio which, as of December 31, 2012, consisted of 1,582,669 NRSF.

(3) Represents the monthly contractual rent under existing customer leases as of December 31, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(4) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2012, which was approximately $120.2 million.

(5) Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2012.

(6) The data presented represents an interim office space lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of building improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

17

Development Summary and Capital Expenditures

CORESITE

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of December 31, 2012

Projects/Facilities	Metropolitan Area	Completion	NRSF	Cost	Percent Leased[1]
VA1	Northern Virginia	Mar 2012	31,290	$ 13,100	13.3%
SV4	San Francisco Bay	Mar 2012	15,013	9,700	56.9%
VA1	Northern Virginia	Jun 2012	28,169	16,240	25.2%
CH1	Chicago	Jun 2012	29,261	9,770	16.9%
SV4	San Francisco Bay	Jun 2012	16,835	13,541	61.4%
SV4[2]	San Francisco Bay	Oct 2012	19,103	14,837	0.0%
Total completed pre-stabilized[3]			139,671	$ 77,188	25.1%

(1) These projects/facilities are included in the operating NRSF information in the Operating Properties table on page 14.

(2) Represents pre-sold dedicated built-to-suit space that was completed during the fourth quarter 2012, of which the entire 19,103 NRSF commenced on January 1, 2013.

(3) Total completed pre-stabilized percent leased would have been 38.8% if the 19,103 NRSF pre-sold dedicated built-to-suit lease commenced during the quarter.

Data Center Projects Under Construction as of December 31, 2012

				Costs	
Projects/Facilities[2]	**Metropolitan Area**	**Estimated Completion**	**NRSF**	**Incurred to-date**	**Estimated Total[1]**
SV4	San Francisco Bay	Q1 2013	31,497	$ 25,641	$ 27,200
LA2	Los Angeles	Q1 2013	19,250	6,353	9,600
BO1	Boston	Q2 2013	23,663	831	8,700
CH1	Chicago	Q2 2013	20,240	4,145	5,200
Total under construction			94,650	$ 36,971	$ 50,700
Planned near-term construction[2][3]					
VA2	Northern Virginia	Q4 2013	50,000	$ 2,000	$ 60,000
SV5	San Francisco Bay	Q4 2013	101,250	505	19,000
NY2[4]	New York	Q4 2013	65,000	1,127	65,000
Total planned near-term construction			216,250	$ 3,632	$ 144,000

(1) Reflects management's estimate of cost of completion based upon the actual cost as of December 31, 2012, plus management's estimate of the cost to complete construction.

(2) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(3) Planned near-term construction is management's best estimate of current planned projects. Projects may be added or deleted from this list at any time based upon management's evaluation of current market demands and economic performance.

(4) On February 7, 2013, the Company acquired land and an existing building in Secaucus, New Jersey, referred to as NY2. Management plans to develop approximately 283,000 NRSF of data center space at this property of which 65,000 NRSF is planned near-term construction.

Capital Expenditures – Quarter Ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Recurring capital expenditures	$ 2,064	$ 822	$ 622	$ 566	$ 42
Development capital expenditures	31,986	23,181	16,757	16,052	18,582
Total	**$ 34,050**	**$ 24,003**	**$ 17,379**	**$ 16,618**	**$ 18,624**

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

18

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of December 31, 2012 / Liquidation Value		Market Value Equivalents
Common shares	21,203	$27.66	$	586,475
Operating partnership units	25,361	$27.66		701,485
Liquidation value of preferred stock	4,600	$25.00		115,000
Total equity				1,402,960
Total debt				59,750
Total enterprise value			$	1,462,710
Total debt to total enterprise value				4.1%
Total debt and preferred stock to total enterprise value				11.9%

Debt Summary (1) Outstanding as of:

Instrument	Interest Rate (2)	Maturity Date	Maturity Date with Extension	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
SV1 - mortgage loan	3.71%	10/9/2014		$ 59,750	$ 60,000	$ 60,000	$ 60,000	$ 60,000
Senior credit facility (3)	2.21%	1/3/2017	1/3/2018	-	62,750	54,750	40,250	5,000
VA1 - mortgage loan				-	31,615	31,699	31,782	31,864
CH1 - mortgage loan				-	-	-	-	25,000
Total Consolidated Debt				**$ 59,750**	**$ 154,365**	**$ 146,449**	**$ 132,032**	**$ 121,864**
Weighted average interest rate	3.71%							
Floating rate vs. fixed rate debt				100% / 0%	59% / 41%	55% / 45%	51% / 49%	46% / 54%

(1) See the most recent filed Form 10-K or 10-Q for information on specific debt instruments.

(2) Each debt instrument's interest rate is based on LIBOR at December 31, 2012, plus applicable spread.

(3) On January 3, 2013, the Company amended and restated its revolving credit facility, which among other things, extended the maturity date and increased the availability from $225.0 million to $355.0 million. The new credit facility is unsecured, compared to the prior facility which was secured by five assets.

Debt Maturities



$100,000
$80,000
$60,000
$40,000
$20,000
$-
2013
2014
2015
2016
2017
Thereafter

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

19

Interest Summary and Debt Covenants

CORESITE

(in thousands)

Interest Expense Components

	Three Months Ended: December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Interest expense and fees	$ 1,304	$ 1,433	$ 1,402	$ 1,253	$ 1,120
Amortization of deferred financing costs	374	435	436	436	371
Capitalized interest	(364)	(273)	(529)	(671)	(653)
Total interest expense	**$ 1,314**	**$ 1,595**	**$ 1,309**	**$ 1,018**	**$ 838**

Debt Covenants (1)

	Required Compliance	Revolving Credit Facility: December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Fixed charge coverage ratio	Greater than 1.75x	12.1x	18.3x	15.8x	14.9x	15.9x
Total indebtedness to gross asset value	Less than 60%	7.6%	12.7%	13.0%	13.1%	13.7%
Secured debt to gross asset value	Less than 40%	5.2%	NA	NA	NA	NA
Unhedged variable rate debt to gross asset value	Less than 30%	5.2%	4.9%	4.6%	3.7%	3.1%
Facility availability		$355,000	$202,500	$202,500	$202,500	$158,100
Borrowings outstanding		-	(62,750)	(54,750)	(40,250)	(5,000)
Outstanding letters of credit		(8,540)	(8,620)	(8,620)	(8,620)	(8,600)
Current availability		**$346,460**	**$131,130**	**$139,130**	**$153,630**	**$144,500**

(1) On January 3, 2013, the Company amended and restated its revolving credit facility, which among other things, change the required financial covenants. The December 31, 2012, financial, covenants above are in accordance with the Second Amended and Restated Agreement.

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended December 31, 2012

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2013 Guidance | Appendix

20

2013 Guidance Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix (in thousands, except per share amounts) 21 Projected per share and unit information:       Low  High Net income attributable to common shares  $0.37 $0.47  Real Estate depreciation and amortization  1.35   FFO  $1.72 $1.82       Projected operating results:     Total operating revenues $ 237,000 $ 247,000  General and administrative expenses $ 28,000 $ 30,000 Adjusted EBITDA $ 105,000 $ 110,000       Significant guidance drivers:     Rental churn rate per quarter  1%  2% Cash rent growth on data center renewals  4%  7% Development capital expenditures $ 200,000 $ 225,000  Recurring capital expenditures $ 4,000 $ 8,000 The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Appendix This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Definitions Funds From Operations “FFO” – is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 22

Appendix Adjusted Funds From Operations “AFFO” – is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO 1.: Plus: Amortization of deferred financing costs 2. Plus: Non-cash compensation 3. Plus: Non-real estate depreciation 4. Plus: Below market debt amortization 5. Less: Straight line rents adjustments 6. Less: Above and below market leases 7. Less: Maintenance capital investment 8. Less: Tenant improvement capital investment 9. Less: Capitalized leasing commissions AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation settlement expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2013 Guidance Appendix 23

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